EX-1                                                     AGENCY AGREEMENT

                               AGENCY AGREEMENT

April 1, 2003


May Davis Group, Inc.
14 Wall Street, Suite 1615
New York, New York 10005

Ladies and Gentlemen:

     5G Wireless Communications, Inc., a Nevada corporation ("Company"), proposes to offer for sale in private placements ("Offerings") the Company's convertible debentures ("Debentures") in accordance with the terms and conditions set forth in the attached Subscription Agreement. The Debentures shall be offered in accordance with Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated under the 1933 Act ("Regulation D") only to "accredited investors" (as such term is defined in Regulation D). This is to confirm our agreement concerning your acting as our exclusive placement agent ("Placement Agent") in connection with such sale of the Debentures, subject to your right to have Selected Dealers, as defined in Section 1.1 hereof, participate in the Offerings.

     1.  Appointment of Placement Agent: The Offering

          1.1 Appointment of Placement Agent. You are hereby appointed exclusive Placement Agent of the Company for the Offerings during the offering period herein specified ("Offering Period") for the purpose of assisting the Company in finding accredited investors for the Debentures ("Subscribers"). The Offering Period for the Notes shall continue until July 1, 2003. The Debentures shall be offered on a "best efforts and no minimum" basis during the Offering Period.
The day that the Offering Period terminates is hereinafter referred to as the "Termination Date." You hereby accept such agency and agree to assist the Company in finding qualified Subscribers. Your agency hereunder is not terminable by the Company except upon termination of the Offering or upon expiration of the Offering Period in accordance with the terms of this Agreement.

          You may engage other persons, selected by you in your discretion, that are members of the National Association of Securities Dealers, to assist you in the Offerings (each such person being herein referred to as a "Selected Dealer") and you may allow such persons such part of the compensation and payment of expenses payable to you hereunder as you shall determine.

          1.2 Offering Documents. The Subscription Agreement for the Debentures and accompanying transaction documents shall be prepared by counsel for the Company. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any agreement in connection with the Debentures or the authenticity, sufficiency, or validity of any check delivered by any Subscriber in payment for the Debentures.

     2. Closing. Subject to the conditions set forth in Section 5 hereof, the closing date (the "Closing Date") for the Debentures shall be no later than July1, 2003.

     3. Compensation. On the Closing Date, the Company shall cause to be paid to the Placement Agent by certified or official check or wire a commission equal to ten percent (10%) of the gross proceeds of the Debentures being sold on such Closing Date. With regard to the Debentures, the Company hereby gives its instructions and mandate to the Subscribers to pay the Placement Agent directly from the funding proceeds and three million in company restricted Common Stock.

     4. Representations and Warranties of the Company. The Company represents and warrants as follows:

          4.1 Due Incorporation and Qualification. The Company has been duly incorporated, and is validly existing as a corporation and is in good standing under the laws of the State of Nevada and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which the ownership or leasing of their properties or the conduct of their business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the business of the Company). The Company has all requisite corporate power and authority and have obtained all necessary consents, authorizations, approvals, orders, licenses and permits of and from any governmental authority or agency or any court or other tribunal necessary to own or hold their properties and conduct their business (except where the failure to have such consents, authorization, approval orders, licenses and permits would not have a material adverse effect on the business of the Company).

          4.2 Authorized Capital. The Company's authorized capitalization consists of (i) eight hundred million (800,000,000) shares of Common Stock, of which as February 15, 2003 approximately two hundred fourteen million four hundred forty-five thousand seven hundred forty (214,455,740) shares are issued and outstanding, and ten million (10,000,000) shares of Preferred Stock, of which as of the date hereof zero (0) shares are issued and outstanding. All of the issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the holders of such outstanding shares of capital stock is subject to personal liability solely by reason of being such a holder (except to the extent such holder has created such liability). The offers and sales of all the Company's outstanding securities were at all relevant times prior to the Closing Date either registered under the Securities Act and the applicable state securities or Blue Sky laws, or exempt from such registration.

          4.3 No Preemptive Rights: Options. There is no commitment, plan, or arrangement to issue, and there is no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company. No person has any preemptive rights to purchase securities of the Company and no person holds securities of the Company that have reset/repricing provisions. No holder of any of the Company's securities has any rights, "demand," "piggyback" or otherwise, to have such securities registered or to demand the filing of a registration statement. The Company has reserved for issuance a sufficient number of shares of Common Stock to be issued upon conversion of the holders of its warrants and options.

          4.4 Financial Statements: Operating Business. The Company's financial and operational history, its present condition, financial and otherwise, and its prospects are as represented by the Company in the reports filed with the Securities and Exchange Commission ("Reports"). The financial statements of the Company included in the Reports ("Financials") fairly present in all material respects the financial position and results of operations of the Company at the dates thereof and for the periods covered thereby. The Financials have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, are current and complete, and are in accordance with the books and records of the Company. The Company has no liabilities or obligations, contingent, direct, indirect or otherwise required to be accrued or reserved against in the Financials except (i) as set forth in the Financials, (ii) except as incurred in the ordinary course of business or (iii) as disclosed in the Reports.

          4.5 No Material Adverse Changes. Since the date of the Financials there has not been any change in the condition, financial or otherwise, of the Company that would have a material adverse effect upon the operations, business, properties or assets of the Company.

          4.6 Taxes. The Company has filed all federal tax returns and all state and municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or other types of taxes) required to be filed (after giving effect to all permissible extensions) through the date hereof under the laws of the United States and applicable states and have paid in full all taxes which have become due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing; provided, however, that the Company has not paid any tax, assessment, charge, levy or license fee that it contests in good faith and by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles.

          4.7 Finder's Fees: Other Arrangements. The Company is not obligated to pay a finder's fee to anyone in connection with the introduction of the Company to the Placement Agent or pay for any other arrangements, agreements or understanding in connection with the Offering. The Company has not paid any monies or other compensation or issued any securities to any member of the National Association of Securities Dealers Inc. ("NASD") or to any affiliate or associate of such a member during the prior twelve months (except for payments to the Placement Agent hereunder).

          4.8 No Pending Actions. There are no actions, suits, proceedings, claims or hearings of any kind or nature or, to the knowledge of the Company, any investigations or inquiries, before or by any court, governmental authority, tribunal or instrumentality (or to the knowledge of the Company, any state of facts which would give rise thereto), pending or threatened against the Company, or involving the properties of the Company, which may have a material adverse effect upon the operations, business, properties, or assets of the Company. The Company are not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company.

          4.9 Private Offering Exemption: Offering Documents. This Offering will conform in all material respects with the requirements of Rule 506 of Regulation D (assuming all subscribers are "accredited investors" as that term is defined in Rule 501 of Regulation D) and with the requirements of all other applicable published rules and regulations of the Commission currently in effect relating to "private offerings." The Offering Documents, at all times during the period from the date hereof through the last Additional Closing Date do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to information contained in or omitted from the Offering Documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent specifically for use therein.

          4.10 No Subsequent Actions. Except as may otherwise be properly described in this Agreement, the Company has not (A) issued any securities, (B) incurred any liability or obligation, primary or contingent, for borrowed money or entered into any transaction, not in the ordinary course of business, or (C) declared or paid any dividend on its capital stock.

          4.11 No Anti-Dilution Adjustment; No Right to Participate in Offering; No Right of First Refusal. (a) The issuance of the Debentures will not give any holder of any of the Company's outstanding options, warrants or other convertible securities or rights to purchase shares of the Company's capital stock, the right to purchase any additional shares of capital stock, the right to be issued any capital stock and/or the right to purchase capital stock at a reduced price.

          (b) No person has the right of first refusal to provide the Company with financing or to act as managing underwriter or placement agent of the Company's securities.

          (c) No person has the right to participate as a placement agent or other selling agent in the transactions contemplated by this Agreement other than the Placement Agent and Selected Dealers.

          4.12 No Regulatory Problems. Except as disclosed in the Reports, the Company (i) has not filed a registration statement which is the subject of any proceeding or examination under Section 8 of the Securities Act, or is not the subject of any refusal order or stop order thereunder; (ii) is not subject to any pending proceeding under Rule 258 of the Securities Act or any similar rule adopted under
Section 3(b) of the Securities Act, or to an order entered thereunder;
(iii) has not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; (iv) is not subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily, or permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; and (v) is not subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or a temporary restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code. None of the Company's directors, officers, or beneficial owners of five percent or more of any class of its equity securities (i) has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor; (ii) is subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminary enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, permanently enjoining or restraining such person from engaging in, or continuing, any conduct or practice in connection with the purchase or sale of any security, or the involving of making a false filing with the Commission, (iii) is subject to an order of the Commission entered pursuant to Section 15(b), 15B(a), or 15B(c) of the Securities Exchange Act of 1934, as amended ("1934 Act"), or is subject to an order of the Commission entered pursuant to Section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) has been suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to Section 6 of the 1934 Act, an association registered as a national securities association under Section 15A of the 1934 Act, or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or (v) is subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or is subject to a restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated
Section 3005 of Title 39, United States Code.

          4.13 No Defaults; Violations. No default exists in the due performance and observance by the Company of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company are subject. The Company is not in violation of any term or provision of its Articles of Incorporation or By-Laws or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of their properties or business which violation would have a material adverse effect on the Company.

          4.14 Conduct of Business. (i) The Company has all requisite corporate power and authority, and have all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease properties and conduct its business, and (ii) the Company has been doing business in compliance with all such material authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations except where the failure to be in compliance would not have a material adverse effect on the Company.

          4.15 Title to Property; Insurance. The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, and liens for taxes not yet due and payable. The Company has insured its properties against loss or damage by fire or other casualty in amounts customarily maintained by companies of comparable size to the Company engaged in similar business.

          4.16 Intangibles. The Company owns or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents, patent applications, copyrights and other rights (collectively, "Intangibles") described as used or owned by it. There is no pending or threatened claim or action by any person pertaining to, or which challenges the exclusive right of the Company with respect to any Intangibles used in the conduct of the Company's business. The Intangibles and the Company's current products, services and processes do not infringe on any intangibles rights held by any third party. No others have infringed upon the Intangibles of the Company.

          4.17 Employment and Consulting Agreements. The Company is not a party to any consulting or employment agreements.

          4.18 SEC Filings. The Commission has not issued any order preventing or suspending the use of any Company prospectus. At the time the public filings of the Company were filed none of such filings included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          4.19 Transactions with Affiliates. (i) The Company has no indebtedness due from its respective officers, directors or stockholders or any of their respective relatives or affiliates, or
(b) none of the officers, directors or stockholders of the Company or their respective relatives or affiliates has made any claim against the Company.

          4.20 Related Party Transactions. There are no business relationships or related-party transactions of the nature described in
Item 404 of Regulation S-B involving the Company and any person described in such Item that are required to be disclosed in the public filings and that have not been so disclosed therein.

     5. Representation, Warranties and Covenants of the Placement Agent. The Placement Agent represents, warrants and covenants as follows:

          (a) During the Offering Period, the Placement Agent shall use its best efforts to make offers and sales to qualified accredited investors.

          (b) The Placement Agent is and shall remain until the Termination Date a member in good standing of the NASD and duly registered under the 1934 Act.

          (c)  Offers and sales of the Units by the Placement
Agent will only be made in such jurisdictions in which the Placement Agent is a registered broker-dealer or where an applicable exemption from such registration exists and/or where required "blue sky" filings were made.

          (d) The Placement Agent shall not solicit any offer to buy or offer to sell the Debentures: (i) by any form of general solicitation or advertising (as such terms are used in Regulation D), including, but not limited to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or advertising, and (ii) in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; provided, however, that nothing in this Section 5(d) shall impute any liability on the Placement Agent for any actions of the Company or to a purchaser which the Placement Agent has reason to believe is or may not be an "accredited investor" (as such term is defined in Regulation D).

          (e) The Placement Agent shall comply with all requirements imposed upon the Placement Agent by the Securities Act, as now and hereafter amended, and by all applicable state securities laws and regulations, to permit the continuance of offers and sales of the Debentures, in accordance with Section 4(2) and Regulation D, the provisions hereof and the Offering Documents.

          (f) The Placement Agent has full right, power and authority to enter into this Agreement, to act as Placement Agent with respect to the offer and sale of the Units and to carry out the requirements and obligations imposed upon it by this Agreement. This Agreement has been duly authorized, executed and delivered by the Placement Agent, is the legal, valid and binding obligation of the Placement Agent, and is enforceable as to the Placement Agent in accordance with its terms (except as rights to indemnification may be limited by federal or state securities laws and subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and to general equitable principles).

     6.  Indemnification and Contribution.

          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Placement Agent and its officers, directors, employees, agents, and each person, if any, who controls the Placement Agent within the meaning of the Securities Act and/or the 1934 Act and its counsel from and against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent or such other indemnified person may become subject, under the Securities Act or otherwise, insofar as and to the extent that such losses, claims, damages or liabilities (or action in respect thereof) arise out of are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Offering Documents, or (B) in any Blue Sky application or other document executed by the Company specifically for Blue Sky purposes or based upon any other written information furnished by the Company or on its behalf to any state or other jurisdiction in order to qualify any or all of the Common Stock under the securities laws thereof (any such application, document, or information being hereinafter called "Blue Sky Application"), or (ii) the omission or alleged omission by the Company to state in the Offering Documents or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse the Placement Agent and each such other indemnified person for any legal or other expenses reasonably incurred by the Placement Agent or such other indemnified person in connection with investigating or defending any such loss, claim, damage, liability or action.

          (b) Indemnification by the Placement Agent.  The
Placement Agent agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act and/or the 1934 Act, including all officers and directors of the Company, counsel and accountants from and against any losses, claims, damages or liabilities, joint or several, to which they may become subject, under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Offering Documents, or (B) in any Blue Sky Application, or (ii) the omission or alleged omission by the Company to state in the Offering Documents or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but in each case, only if and to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use with reference to the Placement Agent in the preparation of the Offering Documents or any such Blue Sky Application; or (iii) any other Non-Indemnity Event; and will reimburse the Company and for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action; provided that such loss, claim, damage or liability is found ultimately to arise out of or be based upon the circumstances described in clauses (i), (ii), or (iii) of this Section 8(b).

          (c) Procedure. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 8, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party within thirty (30) days will relieve the indemnifying party from any liability under this Section 8 as to the particular item for which indemnification is then being sought, but not from any other for which it may have to be an indemnifying party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof within the time period set forth above, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party in connection with the defense thereof, other than the reasonable costs of investigation, unless the indemnified party shall have reasonably concluded that there are or may be defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), in any of which circumstances expenses of one additional counsel shall be borne by the indemnifying party. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

          (d) Contribution. If the indemnification provided for in this Section 8 is unavailable to any indemnified party in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Placement Agent on the other hand, from the Offering, (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company on one hand, and of the Placement Agent on the other hand in connection with statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Placement Agent on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (net of sales commissions, but before deducting expenses) received by the Company, bear to the commissions received by the Placement Agent. The relative fault of the Company on the one hand, and the Placement Agent on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Company or the Placement Agent, and its relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission by either party.

          (e)  Attorneys' Fees.   The amount payable by a party
under this Section 8 as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     9. Termination. The Placement Agent will have the right to terminate this Agreement by giving written notice as herein specified, at any time, at or prior to the Closing Date if the Company shall have failed, refused, or been unable to perform any of its obligations hereunder, or breached any of its representations or warranties hereunder not cured promptly after 20 days' notice. The Placement will have the further right to terminate this Agreement by giving written notice at any time at or prior to the Closing Date if, in the Placement Agent's opinion, there has occurred an event materially and adversely affecting the Company.

     10. Notices. Any notice hereunder shall be in writing and shall be effective when delivered in person or by facsimile transmission, or mailed by certified mail or private courier service, postage prepaid, return receipt requested, to the appropriate parties, at the following addresses: if to the Placement Agent, to May Davis
Group, Inc., 14 Wall Street, Suite 1615, New York, New York 10005; if to the Company, to 5G Wireless Communications, Inc., 1350 East
Flamingo Road, Suite 414, Las Vegas, Nevada 89119, or in each case, to such other address as the parties may hereinafter designate by like notice.

     11. Parties. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither party may assign this Agreement or its obligations hereunder without the prior written consent of the other party. This Agreement is intended to be, and is for the sole and exclusive benefit of the parties hereto and the persons described in
Section 8(a) and 8(b) hereof, and their respective successors and permitted assigns, and for the benefit of no other person, and no other person will have any legal or equitable right, remedy or claim under, or in respect of this Agreement.

     12. Amendment and/or Modification. Neither this Agreement, nor any term or provision hereof, may be changed, waived, discharged, amended, modified, or terminated orally, or in any manner other than by an instrument in writing signed by each of the parties hereto.

     13. Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

     14. Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

     15. Waiver of Breach. The failure of any party hereto to insist upon strict performance of any covenants and agreements herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

     16. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, respectively, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied in this Agreement. Any and all prior discussions, negotiations, commitments and understanding relating to the subject matter of these agreements are superseded by this Agreement.

     17. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

     18. Law. This Agreement will be deemed to have been made and delivered in Las Vegas, Nevada and shall be governed as to validity, interpretation, construction, effect and all other respects by internal laws of the State of Nevada. The Company and the Placement Agent (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in Nevada Superior Court, County of Clark, or in the United States
District Court for the District of Nevada.  The Company and the
Placement Agent further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Nevada Superior Court, County of Clark, or in the United States District Court for the District of Nevada and agree that service of process upon either of them mailed by certified mail to their respective address shall be deemed in every respect effective service of process upon either of them in any suit, action or proceeding.

     19. Representations and Agreements to Survive Delivery. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements at the Closing Date and, if applicable, any Additional Closing Date, and such representations, warranties, covenants and agreements, including the indemnity and contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 8, and shall survive termination of this Agreement or the issuance, sale and delivery of the Units. In addition, notwithstanding any election hereunder or any termination of this Agreement, and whether or not the terms of this Agreement are otherwise carried out, the provisions of Sections 7 (if applicable), 8, 9, 10, 11 and 18 shall survive termination of this Agreement and shall not be affected in any way by such election or termination or failure to carry out the terms of this Agreement or any part thereof.

     If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

Very truly yours,

5G WIRELESS COMMUNICATIONS, INC.


By: /s/  Jerry Dix
Name: Jerry Dix
Title:   President

AGREED:

MAY DAVIS GROUP, INC.


By: /s/  Michael Jacobs
Michael Jacobs, Vice President